UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2009, Visa Inc. (the “Company”) issued a press release announcing, among other things, that John C. (Hans) Morris is stepping down as President of the Company. He will remain with the Company until the end of the year in a different capacity working with Mr. Saunders and helping to ensure a seamless transition.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On July 27, 2009, the Company issued a press release announcing that its board of directors (the “Board”) had declared a quarterly dividend in the aggregate amount of $0.105 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 1, 2009, to all holders of record of the Company’s class A, class B and class C common stock as of August 14, 2009.

Additionally, the Company announced that its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on January 20, 2010, with a record date of November 27, 2009. The Company’s stockholders as of the record date will be provided notice of Internet availability of proxy materials and will be entitled to vote at the Annual Meeting. As previously disclosed in the Company’s Current Report on Form 8-K dated April 21, 2009, and the Company’s Quarterly Report on Form 10-Q dated May 6, 2009, because the meeting date for the Annual Meeting represents a change of more than thirty (30) days from the anniversary of our 2009 annual meeting of stockholders held on April 21, 2009, any stockholder proposal that is submitted to be considered for inclusion in our proxy materials to be distributed for the Annual Meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, must be received by the Company by close of business on August 3, 2009. Proposals should be sent to our Corporate Secretary at our principal executive offices, Visa Inc., P.O. Box 8999, San Francisco, California 94128-8999 and must comply with the applicable requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

A stockholder proposal not included in our proxy statement for the Annual Meeting will not be eligible for presentation at the Annual Meeting unless the stockholder gives timely notice of the proposal in proper written form to our Corporate Secretary and otherwise complies with the provisions of our bylaws. For a stockholder notice to be timely under our bylaws, it must be delivered to or mailed and received at our principal executive offices at the above address not less than ninety (90) days nor more than one hundred twenty (120) days prior to the Annual Meeting. Please refer to the full text of our bylaws for additional information about the advance notice provisions and requirements as well as other information required to be in the stockholders’ notice.

A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Visa Inc., dated July 27, 2009

99.2	Press Release issued by Visa Inc., dated July 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: July 27, 2009
	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors